Exhibit 99.1

Definitive Healthcare Announces CEO Transition

Jason Krantz, Founder and Executive Chairman, to Serve as Interim CEO

Company Reaffirms Fourth Quarter 2023 Guidance and Issues Preliminary Guidance for 2024

Framingham, MA, January 16, 2024 – Definitive Healthcare (Nasdaq: DH) (the “Company”), an industry leader in healthcare commercial intelligence, today announced that Robert Musslewhite has stepped down as Chief Executive Officer and as a member of the Board of Directors to transition to a new phase of leadership for the Company. Jason Krantz, Founder and Executive Chairman of Definitive Healthcare, has been appointed interim Chief Executive Officer. The Board has engaged a leading global executive search firm to commence a process to identify a permanent CEO.

“Over the last several months, Definitive Healthcare has taken decisive, strategic steps designed to better position our organization to capture opportunities, deliver world-class products to our customers and create value for our shareholders over the long term,” said Mr. Krantz. “We believe these changes – combined with our proprietary data, powerful tools and deep subject matter expertise – provide us with a solid foundation to drive further growth. While we look for the next leader to propel Definitive Healthcare’s next chapter, I am excited to work even more closely with our talented team to ensure we continue to drive excellence and performance in this transitional period.”

Mr. Krantz founded Definitive Healthcare in 2011. He served as CEO of the Company for more than a decade, scaling the business into a leading data-as-a-service provider to the U.S. healthcare industry. Under his leadership, Definitive Healthcare expanded to over 2,500 customers, reached over $200 million in annual revenue and executed an IPO in September 2021. In August 2022, Mr. Krantz transitioned to the role of Executive Chairman and since then has continued to play an active role in the Company.

Mr. Krantz continued, “We sincerely thank Robert for his contributions to Definitive Healthcare and for laying the foundation for the next phase of growth for the business. The Board remains focused on Definitive Healthcare reaching its full potential and will work to ensure this transition is smooth while we undertake the search process.”

Mr. Musslewhite commented, “It has been a been a privilege to lead a company as exceptional as Definitive Healthcare. I look forward to closely following the future success of Definitive Healthcare and wish Jason, the Board and the entire team all the best.”

Prior to founding Definitive Healthcare, Mr. Krantz founded and served as CEO of Infinata, a SaaS based provider of intelligence to the pharmaceutical industry under the brand BioPharm Insight. In addition, he has co-founded and helped build several intelligence and analytics companies, including Energy Acuity, a privately held provider of intelligence on the alternative energy market, and Xtelligent Media, a privately held integrated marketing company focused on the healthcare industry. Mr. Krantz holds a B.S. in Finance and Computer Science from Boston College and an M.B.A. from Harvard Business School.

Financial Update

In addition to announcing the leadership transition, the Company is reaffirming its financial guidance for Q4 2023, as provided on November 3, 2023, and is issuing preliminary guidance for 2024:

•	Full year 2024 Revenue is expected to grow 5-7% compared to full year 2023 guidance; and

•	Full year 2024 Adjusted EBITDA margin is expected to increase approximately 200 basis points compared to full year 2023 guidance.

The Company will release its fourth quarter and full year 2023 financial results on Wednesday, February 28, 2024 after market close.

A reconciliation Adjusted EBITDA to net loss is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation is not available without unreasonable effort and the Company is unable to assess the probable significance of the unavailable information, although it is important to note that these factors could be material to its results computed in accordance with GAAP.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics, and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities, and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “will,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the executive transition, our business, growth strategies, and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our inability to realize expected business or financial benefits from acquisitions and the risk that our acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, financial condition and results of operations; our inability to achieve the anticipated cost savings, operating efficiencies or other benefits of our internal restructuring activities; the war between Russia and Ukraine, the evolving conflict in Israel and surrounding areas, global geopolitical tension and worsening macroeconomic conditions; actual or potential changes in international, national, regional and local economic, business and financial conditions, including recessions, inflation, rising interest rates, volatility in the capital markets and related market uncertainty; the impact of worsening macroeconomic conditions on our new and existing customers; our inability to acquire new customers and generate additional revenue from existing customers; our inability to generate sales of subscriptions to our platform or any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain GAAP or non-GAAP profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; litigation, investigations or other legal, governmental or regulatory actions; the possibility that our security measures are breached or unauthorized access to data is otherwise obtained; the risk that additional material weaknesses or significant deficiencies that will occur in the future; and the risks of being required to collecting sales or other related taxes for subscriptions to our platform in jurisdictions where we have not historically done so.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended September 30, 2023, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investors:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

(646) 277-1251

Media:

Justin Steinman

jsteinman@definitivehc.com